UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2020, CrossAmerica Partners LP (the “Partnership”) entered into a limited consent (the “Consent”) to its Credit Agreement, dated as of April 1, 2019 (the “Credit Agreement”), among the Partnership and Lehigh Gas Wholesale Services, Inc., as borrowers (collectively, the “Borrowers”), the guarantors from time to time party thereto, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent. Pursuant to the Consent, the Required Lenders (as defined in the Credit Agreement) consented to the consummation of the Exchange Transaction (as defined below).

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 25, 2020, pursuant to the terms of the previously announced Exchange Agreement dated as of November 19, 2019 (the “Exchange Agreement”), between the Partnership and Circle K Stores Inc., a Texas corporation (“Circle K”), Circle K  transferred to the Partnership 33 owned and leased convenience store properties (the “Properties”) and certain assets (including fuel supply agreements) relating to such Properties, as well as U.S. wholesale fuel supply contracts covering 333 additional sites (the “DODO Sites”), subject to certain adjustments, and, in exchange therefore, the Partnership transferred to Circle K all of the limited partnership units in CST Fuel Supply LP that were owned by the Partnership, which represent 17.5% of the outstanding units of CST Fuel Supply LP (collectively, the “Exchange Transaction”). Twelve Properties and 49 DODO Sites (collectively, the “Removed Properties”) were removed from the Exchange Transaction prior to Closing, and Circle K made an aggregate payment of approximately $13.4 million to CrossAmerica at Closing in exchange for the Removed Properties, in each case, pursuant to the terms and conditions of the Exchange Agreement.

Item 7.01 Regulation FD Disclosure

On March 26, 2020, the Partnership and Alimentation Couche-Tard Inc. issued a press release announcing the consummation of the Exchange Transaction. The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

The information in this Item 7.01 and in Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.  By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01 Financial Statements and Exhibits

The following exhibits have been filed or furnished with this report:

(d)Exhibits

Exhibit No.	Description

99.1	Press release, dated as of March 26, 2020, issued by CrossAmerica Partners LP and Alimentation Couche-Tard Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

	By:	CrossAmerica GP LLP
its general partner

Dated: March 26, 2020	By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary